                                CLECO CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                       FOR THE THREE MONTHS ENDED JUNE 30,
                                   (Unaudited)


                                                                       (In thousands, except share and
                                                                              per share amounts)
                                                                            1999              1998
                                                                        ------------      ------------

BASIC
-----

Net income applicable to common stock                                   $     13,716      $     14,491
                                                                        ============      ============

Weighted average number of shares of common stock outstanding
    during the period                                                     22,531,141        22,481,365
                                                                        ============      ============

Basic net income per common share                                       $       0.61      $       0.64
                                                                        ============      ============

DILUTED
-------

Net income applicable to common stock                                   $     13,716      $     14,491
                                                                        ------------      ------------

Adjustments to net income related to Employee Stock Ownership
    Plan (ESOP) under the "if-converted" method:
    Add loss of deduction from net income for actual dividends paid
        on convertible preferred stock, net of tax                               348               359
    Deduct additional cash contribution required which is equal to dividends on preferred stock less dividends paid at the
        common dividend rate, net of tax                                          (7)              (24)
    Add tax benefit associated with dividends paid on allocated
        common shares                                                             99                87
                                                                        ------------      ------------
Adjusted income applicable to common stock                              $     14,156      $     14,913
                                                                        ============      ============

Weighted average number of shares of common stock outstanding
    during the period                                                     22,531,141        22,481,365

Number of equivalent common shares attributable to ESOP                    1,339,911         1,378,250

Common stock under stock option grants                                         - 0 -             6,452
                                                                        ------------      ------------

    Average shares                                                        23,871,052        23,866,067
                                                                        ============      ============
Diluted net income per common share                                     $       0.59      $       0.63
                                                                        ============      ============

                                CLECO CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                        FOR THE SIX MONTHS ENDED JUNE 30,
                                   (Unaudited)


                                                                       (In thousands, except share and
                                                                              per share amounts)
                                                                        ------------------------------
                                                                            1999              1998
                                                                        ------------      ------------

BASIC

Net income applicable to common stock                                   $     21,733      $     20,959
                                                                        ============      ============

Weighted average number of shares of common stock outstanding
    during the period                                                     22,518,237        22,475,719
                                                                        ============      ============

Basic net income per common share                                       $       0.97      $       0.93
                                                                        ============      ============

DILUTED

Net income applicable to common stock                                   $     21,733      $     20,959
                                                                        ------------      ------------

Adjustments to net income related to Employee Stock Ownership
    Plan (ESOP) under the "if-converted" method:
    Add loss of deduction from net income for actual dividends paid
        on convertible preferred stock, net of tax                               707               718
    Deduct additional cash contribution required which is equal to dividends on preferred stock less dividends paid at the
        common dividend rate, net of tax                                         (22)              (47)
    Add tax benefit associated with dividends paid on allocated
        common shares                                                            190               171
                                                                        ------------      ------------
Adjusted income applicable to common stock                              $     20,608      $     21,801
                                                                        ============      ============

Weighted average number of shares of common stock outstanding
    during the period                                                     22,518,237        22,475,719

Number of equivalent common shares attributable to ESOP                    1,355,839         1,383,575

Common stock under stock option grants                                           217             6,655
                                                                        ------------      ------------

    Average shares                                                        23,874,293        23,865,949
                                                                        ============      ============
Diluted net income per common share                                     $       0.95      $       0.91
                                                                        ============      ============